EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002,
18 U.S.C. SECTION 1350
In connection with the Annual Report on Form 10-K of Teton Energy Corporation (the “Company”) for the period ended December 31, 2006 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Karl F. Arleth, the Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Dated: March 19, 2007

/s/ Karl F. Arleth
Name: Karl F. Arleth
Title: Chief Executive Officer